EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-129108) of our report dated October 15, 2005 (December 12, 2005 as to Note 6, Paragraph 2) relating to the consolidated financial statements of Thomas Weisel Partners Group LLC and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California

December 12, 2005